UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported):   August 11,
                     2005 (August 10, 2005)

                  Digital Lifestyles Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

           000-27828                       13-3779546
    (Commission File Number)   (IRS Employer Identification No.)


1001 S. Capital of Texas Hwy., Bldg. I, Ste 200, Austin,TX 78746
(Address of Principal Executive Offices)           (Zip Code)

                         (512) 617-8282
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      Entry into a Material Definitive Agreement

     On August 10, 2005, Digital Lifestyles Group Inc., (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Andy Teng whereby Mr. Teng agreed to serve as the Company's Chief Executive Officer and Chairman of its Board of Directors. The Employment Agreement has an initial term of one year and thereafter will automatically be extended for successive one year periods unless notice of non-renewal is given by either party no later than 30 days prior to the end of the expiration of each term. Under the Employment Agreement, Mr.
Teng will receive an annual salary of $72,000, plus $1,000 per month as an expense allowance, as set forth in the Employment Agreement attached as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

     In addition, under the Agreement, Mr. Teng received a grant of an option to purchase 3,000,000 shares of the Company's common stock at a price of $0.20 per share and the right to receive future option grants in the aggregate amount of 600,000 shares of the Company's common stock at a purchase price of $0.50 per share. The initial option grant is subject to the terms of the Company's 2004 Stock Incentive Plan. A copy of the Stock Option Agreement between the Company and Mr. Teng for the initial grant is attached as Exhibit 10.2 to this Current Report and the future grants will be filed upon execution between the parties. Mr. Teng also received a right to immediately appoint one director to the Registrant's Board of Directors.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As discussed above, on August 10, 2005, the Company's Board of Directors appointed Andy Teng to the position of Chief
Executive Officer and Chairman of its Board of Directors.

       Mr.  Teng  previously was the Chairman and Chief Executive
Officer of the Registrant when the Registrant operated under the business name Northgate Innovations, Inc. He served in this capacity from March 2002 until January 2004.

     Additionally, Mr. Teng served as founder, Chairman of the Board and Chief Executive Officer of Lan Plus Corporation from March 1992 until March 2002. In March 2002, the Registrant completed a merger with Lan Plus Corporation, and changed the Registrant's name to Northgate Innovations, Inc., which subsequently was renamed Digital Lifestyles Group, Inc.

     After his resignation from Northgate, Mr. Teng worked in the
private  sector in the consumer electronics industry.   Mr.  Teng
received his Master of Science degree and Bachelor of Science degree from Texas A&M University.

     With Mr. Teng's experience in the consumer electronics industry, the Company intends to continue to focus on developing, marketing and distributing consumer electronic products to the consumer marketplace.

     The Company's future success, however, will largely depend on its ability to obtain the necessary financing to support its intended business operations and to address its existing and outstanding financial obligations. There are no certainties that the Company will be able to obtain the necessary financing to achieve these objectives.

       Please see disclosure under Item 1.01 above for the material terms of Mr. Teng's Employment Agreement.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit
Number         Description

10.1 Employment Agreement dated August 10, 2005 by and between Digital Lifestyles Group Inc. and Andy
               Teng

10.2 Stock Option Agreement dated August 10, 2005 by and between Digital Lifestyles Group Inc. and Andy
               Teng

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DIGITAL LIFESTYLES GROUP, INC.
                              (Registrant)

Date:  August 11, 2005             By:  /s/ Samuel J. Furrow, Jr.
                                   Samuel J. Furrow, Jr.
                                   Director

                          Exhibit Index

Exhibit
Number         Description

10.1 Employment Agreement dated August 10, 2005 by and between Digital Lifestyles Group Inc. and Andy
               Teng

10.2 Stock Option Agreement dated August 10, 2005 by and between Digital Lifestyles Group Inc. and Andy
               Teng



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